Exhibit 10.46
Form of Deferred Stock Award
Agreement for Employees
2007 STOCK INCENTIVE PLAN
OF
SPECIALTY UNDERWRITERS’ ALLIANCE, INC.
DEFERRED STOCK AWARD AGREEMENT
     AGREEMENT made as of _________, 20___, by and between SPECIALTY UNDERWRITERS’ ALLIANCE, INC., a Delaware corporation (the “Company”), and _________(the “Holder”).
W I T N E S S E T H:
     WHEREAS, the Company has adopted the 2007 Stock Incentive Plan of Specialty Underwriters’ Alliance, Inc. (the “Stock Incentive Plan”) pursuant to which deferred stock awards with respect to shares of the Company’s common stock (“Shares”) may be awarded to employees and directors of the Company and its subsidiaries (“Subsidiaries”); and
     WHEREAS, the Company has granted to the Holder a deferred stock award pursuant to the Stock Incentive Plan; and
     WHEREAS, it is intended that this Agreement shall set forth the terms, conditions and restrictions imposed with respect to said deferred stock award;
     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
     FIRST: Pursuant to the Stock Incentive Plan, the Holder has been awarded on _________, 20___(the “Award Date”), a deferred stock award with respect to _________Shares (the “Deferred Stock Award” and such Shares, the “Deferred Shares”), subject to the terms, conditions and restrictions set forth in the Stock Incentive Plan and in this Agreement.

     SECOND: Except as otherwise provided pursuant to the Stock Incentive Plan and this Agreement, the Deferred Stock Award shall vest [100% on the first anniversary of the Award Date -OR- at the rate of 20% on each of the first five anniversaries of the Award Date (each such anniversary being referred to herein as a “Deferred Share Delivery Date”)], provided the Holder is still in the employ or service of the Company or a Subsidiary on each respective vesting date. If the Holder’s employment with the Company and its Subsidiaries terminates prior to the date on which any portion of the Deferred Stock Award becomes vested, then the number of Deferred Shares that have not vested shall not be issuable to the Holder. [Notwithstanding the foregoing, if (i) the Holder retires from the Company or a Subsidiary at or after age 55 and after at least five years of employment with the Company or a Subsidiary following the initial public offering of the Company (“Post-IPO Employment”), and (ii) the sum of the Holder’s (A) age at retirement and (B) Post-IPO Employment at retirement exceeds 65, then a portion of the Deferred Stock Award which was not previously vested shall become vested, in accordance with the following schedule, provided that the Holder has given the Company a nine-month advance written notice of such retirement (which notice requirement may be waived by the Committee in its sole discretion) and that the Holder continues to comply, through the applicable Deferred Share Delivery Dates, with the non-competition requirements of the Holder’s Employment and Change of Control Agreement with the Company:
50% — 5 years of Post-IPO Employment at Retirement
60% — 6 years of Post-IPO Employment at Retirement
70% — 7 years of Post-IPO Employment at Retirement
80% — 8 years of Post-IPO Employment at Retirement
90% — 9 years of Post-IPO Employment at Retirement
100% — 10 years of Post-IPO Employment at Retirement]
     The number of Deferred Shares with respect to which the Deferred Stock Award has become vested, if any, shall be issued to the Holder on or as soon as practicable following the applicable

Deferred Share Delivery Date, and in no event later than the end of the calendar year which includes the Deferred Share Delivery Date; provided, however, that if the vesting of the Deferred Stock Award is accelerated pursuant to the acceleration provisions of the Stock Incentive Plan, then the Deferred Shares shall be issued to the Holder as soon as practicable after having become vested, and in no event later than 2-1/2 months following the end of the calendar year in which such vesting occurs. With respect to any issuance of Deferred Shares, any applicable restrictions or conditions under the requirements of any stock exchange upon which the Deferred Shares or shares of the same class are listed at the time of issuance, and under any securities law applicable to such Shares, shall be imposed.
     THIRD: Prior to the date on which the Deferred Shares are issued to the Holder, the Holder shall have no rights of a stockholder of the Company or any other rights with respect to any assets of the Company, other than the rights of a general unsecured creditor of the Company.
     FOURTH: If, with respect to the Deferred Stock Award or the Deferred Shares, the Company shall be required to withhold amounts under applicable federal, state or local tax laws, rules or regulations, the Company shall be entitled to take such action as it deems appropriate in order to ensure compliance with such withholding requirements and may, at its election, have the Company or its agents withhold such vested number of Deferred Shares as would otherwise be issuable and which shall have a Fair Market Value, valued on the date on which such Deferred Shares were issued to the Holder.
     FIFTH: The Company and the Holder each hereby agree to be bound by the terms and conditions set forth in the Stock Incentive Plan, which terms and conditions are hereby incorporated by reference. Any capitalized terms used in this Agreement which are not defined herein shall have the same definitions as set forth in the Stock Incentive Plan.
     SIXTH: This Agreement shall not be construed as giving the Holder any rights to be an employee of the Company or any of its Subsidiaries, or any other employment rights or relationship.
     SEVENTH: This Agreement shall inure to the benefit of, and be binding on, the Company and its successors and assigns, and shall inure to the benefit of, and be binding on, the Holder and his heirs, executors, administrators and legal representatives. This Agreement shall not be assignable by the Holder.
     EIGHTH: Each provision of this Agreement is intended to be severable. If any term or provision hereof is held by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remaining provisions of this Agreement, which shall continue in full force and effect.
     NINTH: Except as required by Delaware corporate law, this Agreement shall be subject to, and construed in accordance with, the laws of the State of Illinois without giving effect to principles of conflicts of law. The Company and the Holder each hereby consent to the personal jurisdiction and venue of the state (and federal, if applicable) courts in the State of Illinois, for resolution of all disputes and causes of action arising out of the Stock Incentive Plan, the Deferred Stock Award or this Agreement, and the Company and the Holder each hereby waive all questions of personal jurisdiction and venue of such courts, including, without limitation, the claim or defense therein that such courts constitute an inconvenient forum. THE COMPANY AND THE HOLDER EACH HEREBY WAIVE THEIR RESPECTIVE

RIGHT TO A JURY TRIAL IN ANY ACTION ARISING OUT OF THE STOCK INCENTIVE PLAN, THE DEFERRED STOCK AWARD OR THIS AGREEMENT.
     TENTH: This Agreement, together with the Stock Incentive Plan, constitutes the entire agreement between the parties hereto with respect to the Deferred Stock Award.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

SPECIALTY UNDERWRITERS’ ALLIANCE, INC.

By:

[Name of Holder]